Exhibit 99.1
Masimo Reports Second Quarter 2015 Financial Results
Q2 2015 Highlights (compared to Q2 2014):

■	Total revenue, including royalties, rose 10.5% to $155.7 million
■	Product revenue rose 10.6% to $147.6 million
■	Masimo rainbow® revenue rose 16.3% to $13.5 million
■	SET® and rainbow® SET® units shipments were a record 44,300
■	GAAP net income of $19.4 million, or $0.36 per diluted share versus $13.8 million or $0.24 per diluted share in the year-ago period
■	Non-GAAP net income of $23.1 million, or $0.43 per diluted share versus $14.1 million or $0.25 per diluted share in the year-ago period
Irvine, California, August 4, 2015 - Masimo (NASDAQ: MASI) today announced its financial results for the second quarter ended July 4, 2015.
Second quarter 2015 product revenues rose 10.6% to $147.6 million, compared to $133.5 million for the second quarter of fiscal year 2014, and total revenue, including royalties, rose 10.5% to $155.7 million, up from $140.9 million for the second quarter of fiscal year 2014. The unfavorable effect of foreign currency movements reduced second quarter product revenues by approximately $5.5 million.
The company’s worldwide direct product revenue in the second quarter of 2015 rose by 10.4% compared to the same period in 2014 and represented 84.7% of product revenue. OEM sales, which accounted for 15.3% of product revenue, rose by 11.5% to $22.5 million in the second quarter of 2015 compared to the same period in 2014. Revenue from sales of Masimo rainbow® products rose by 16.3% to $13.5 million in the second quarter of 2015, compared to the same period in 2014.
GAAP net income for the second quarter of 2015 was $19.4 million, or $0.36 per diluted share, compared to GAAP net income of $13.8 million, or $0.24 per diluted share, in the second quarter of 2014. Non-GAAP net income for the second quarter was $23.1 million, or $0.43 per diluted share, versus non-GAAP net income of $14.1 million or $0.25 per diluted share in the year-ago period. During the second quarter of 2015, the company shipped a record 44,300 SET® pulse oximetry and rainbow® Pulse CO-Oximetry™ units, excluding handheld units. Masimo estimates its worldwide installed base as of July 4, 2015 to be 1,362,000 units, up 8.1% from 1,260,000 units as of June 28, 2014.
Joe Kiani, Chairman and Chief Executive Officer of Masimo, said, “Our second quarter results reflect the continued demand for our SET® Pulse Oximetry technology and our emerging rainbow® SET® Pulse CO-Oximetry technology. The years of building a solid foundation of technologies and products that save and improve lives, along with a build out of our infrastructure to best serve our customers, should allow us to continue to deliver positive returns for our shareholders.”
During the six month period ended July 4, 2015, the company generated $28.3 million in cash from operations and at July 4, 2015, total cash and cash investments were $119.4 million compared to $134.5 million as of January 3, 2015. Also, during the six month period July 4, 2015, the company repurchased approximately 2.4 million shares of stock for $81.6 million, including 2.1 million shares in the quarter ended July 4, 2015 for $73.4 million.
2015 Financial Guidance
Masimo today is updating its 2015 financial guidance. Masimo now expects fiscal 2015 total revenues to be approximately $621 million, up from $608 million. Total fiscal 2015 product revenues are now expected to be approximately $592 million, up from $580 million and total fiscal 2015 royalty revenues are now projected to be approximately $29 million, up from $28 million. Masimo now also expects its fiscal 2015 GAAP earnings per diluted share to be $1.43, up from $1.33 and expects non-GAAP earnings per diluted share to be approximately $1.61. Masimo will provide additional financial information during the conference call today. Each of the components of Masimo’s guidance set forth above is an estimate only and actual performance could differ.

Conference Call
Masimo will hold a conference call today at 1:30 p.m. PT (4:30 p.m. ET) to discuss the results. A live webcast of the call will be available online from the investor relations page of the company's website at www.masimo.com. The dial-in numbers are (888) 520-7182 for domestic callers and +1 (706) 758-3929 for international callers. The reservation code for both dial-in numbers is 84990153. After the live webcast, the call will be available on Masimo’s website through September 1, 2015. In addition, a telephonic replay of the call will be available through August 18, 2015. The replay dial-in numbers are (800) 585-8367 for domestic callers and +1 (855) 859-2056 for international callers. Please use reservation code 84990153.
About Masimo
Masimo (NASDAQ: MASI) is the global leader in innovative noninvasive monitoring technologies that significantly improve patient care-helping solve “unsolvable” problems. In 1995, the company debuted Measure-Through-Motion and Low-Perfusion pulse oximetry, known as Masimo SET®, which virtually eliminated false alarms and increased pulse oximetry’s ability to detect life-threatening events. More than 100 independent and objective studies have shown that Masimo SET® outperforms other pulse oximetry technologies, even under the most challenging clinical conditions, including patient motion and low peripheral perfusion. In 2005, Masimo introduced rainbow SET® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), and Pleth Variability Index (PVI®), in addition to SpO2, pulse rate, and perfusion index (PI). Additional information about Masimo and its products may be found at www.masimo.com.
Forward-Looking Statements
All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expectations for full fiscal year 2015 total and product revenues and GAAP and non-GAAP earnings per diluted share; demand for our products; anticipated revenue and earnings growth; our financial condition, results of operations and business generally; expectations regarding our ability to design and deliver innovative new noninvasive technologies and reduce the cost of care; and demand for our technologies. These forward-looking statements are based on management's current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: our dependence on Masimo SET® and Masimo rainbow® SET® products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; the lack of acceptance of any of our current or future products and technologies; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the amount and type of equity awards that we may grant to employees and service providers in the future; our ongoing litigation and related matters; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and Form 10-Q, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

# # #

Investor Contact: Eli Kammerman	Media Contact: Irene Paigah
(949) 297-7077	(858) 858-7001
ekammerman@masimo.com	irenap@masimo.com
Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care... by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI are trademarks or registered trademarks of Masimo Corporation

MASIMO CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited, in thousands)

	July 4, 2015	January 3, 2015
ASSETS
Current assets
Cash and cash equivalents	$119,397	$134,453
Accounts receivable, net of allowance for doubtful accounts	73,865	71,017
Inventories	71,588	69,718
Prepaid income taxes	6,266	417
Other current assets	20,463	21,471
Deferred tax assets	18,060	18,065
Total current assets	309,639	315,141
Deferred cost of goods sold	66,033	67,485
Property and equipment, net	122,723	101,952
Intangible assets, net	28,036	27,771
Goodwill	20,367	20,979
Deferred tax assets	24,150	24,193
Other assets	12,668	7,485
Total assets	$583,616	$565,006
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$32,467	$38,045
Accrued compensation	28,923	33,600
Accrued liabilities	28,180	24,541
Income taxes payable	2,668	6,562
Deferred revenue	21,979	21,067
Current portion of capital lease obligations	80	79
Total current liabilities	114,297	123,894
Deferred revenue	376	453
Long term debt	177,604	125,145
Other liabilities	7,273	7,773
Total liabilities	299,550	257,265
Commitments and contingencies
Equity
Masimo Corporation stockholders’ equity:
Common stock	51	52
Treasury stock	(267,606)	(185,906)
Additional paid-in capital	310,546	288,686
Accumulated other comprehensive loss	(4,451)	(2,093)
Retained earnings	245,134	205,260
Total Masimo Corporation stockholders’ equity	283,674	305,999
Noncontrolling interest	392	1,742
Total equity	284,066	307,741
Total liabilities and equity	$583,616	$565,006

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014
Revenue:
Product	$147,612	$133,493	$294,969	$265,725
Royalty	8,114	7,430	15,294	15,012
Total revenue	155,726	140,923	310,263	280,737
Cost of goods sold	52,825	47,828	104,257	95,341
Gross profit	102,901	93,095	206,006	185,396
Operating expenses:
Selling, general and administrative	61,666	61,347	122,465	117,469
Research and development	13,394	13,343	28,323	27,339
Litigation award and defense costs	—	—	—	(8,010)
Total operating expenses	75,060	74,690	150,788	136,798
Operating income	27,841	18,405	55,218	48,598
Non-operating (expense) income	(1,125)	323	(972)	523
Income before provision for income taxes	26,716	18,728	54,246	49,121
Provision for income taxes	8,020	4,776	15,728	12,678
Net income including noncontrolling interest	18,696	13,952	38,518	36,443
Net loss (income) attributable to the noncontrolling interest	655	(150)	1,356	(9)
Net income attributable to Masimo Corporation stockholders	19,351	13,802	39,874	36,434

Net income per share attributable to Masimo Corporation stockholders:
Basic	$0.38	$0.25	$0.77	$0.65
Diluted	$0.36	$0.24	$0.74	$0.63

Weighted-average shares used in per share calculations:
Basic	51,300	55,876	51,993	56,290
Diluted	53,675	56,818	53,908	57,403
The following table presents details of the share-based compensation expense that is included in each functional line item in the condensed consolidated statements of income (in thousands):

	Three Months Ended		Six Months Ended
	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014
Cost of goods sold	$70	$133	$191	$242
Selling, general and administrative	2,019	2,000	4,067	4,088
Research and development	446	475	1,171	878
Total	$2,535	$2,608	$5,429	$5,208

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, in thousands)

	Six Months Ended
	July 4, 2015	June 28, 2014
Cash flows from operating activities:
Net income including noncontrolling interest	$38,518	$36,443
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	7,697	6,113
Share-based compensation	5,429	5,208
Provision for doubtful accounts	162	183
Provision for deferred income taxes	—	2,926
Income tax benefit from exercise of stock options granted prior to January 1, 2006	1,607	44
Excess tax (benefit) deficit from share-based compensation arrangements	(95)	15
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(3,121)	1,233
Increase in inventories	(2,060)	(1,616)
Decrease (increase) in deferred cost of goods sold	1,347	(2,424)
(Increase) decrease in prepaid income taxes	(5,852)	348
Increase in other assets	(4,252)	(2,142)
(Decrease) increase in accounts payable	(7,378)	1,210
Decrease in accrued compensation	(4,271)	(5,731)
Increase (decrease) in accrued liabilities	3,805	(4,365)
Decrease in income taxes payable	(3,754)	(1,605)
Increase in deferred revenue	836	3,339
Decrease in other liabilities	(342)	(354)
Net cash provided by operating activities	28,276	38,825
Cash flows from investing activities:
Purchases of property and equipment, net	(24,665)	(62,093)
Increase in intangible assets	(2,344)	(1,901)
Net cash used in investing activities	(27,009)	(63,994)
Cash flows from financing activities:
Borrowings under line of credit	65,000	75,000
Repayments on line of credit	(12,500)	—
Repayments of capital lease obligations	(77)	(95)
Proceeds from issuance of common stock	15,178	2,209
Payroll tax withholdings on behalf of employees for stock options	(472)	—
Excess tax benefit (deficit) from share-based compensation arrangements	95	(15)
Repurchases of common stock	(81,700)	(49,152)
Issuance (repurchases) of equity by noncontrolling interest, net of equity issued	3	(38)
Net cash (used in) provided by financing activities	(14,473)	27,909
Effect of foreign currency exchange rates on cash	(1,850)	(1,114)
Net increase in cash and cash equivalents	(15,056)	1,626
Cash and cash equivalents at beginning of period	134,453	95,466
Cash and cash equivalents at end of period	$119,397	$97,092

MASIMO CORPORATION SUPPLEMENTAL NON-GAAP INFORMATION (unaudited in thousands, except percentages and per share amounts)

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME:

	Three Months Ended		Six Months Ended
	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014
GAAP net income attributable to Masimo Corporation stockholders	$19,351	$13,802	$39,874	$36,434
Non-GAAP adjustments:
Constant currency F/X adjustments:
Product revenue	5,481	—	9,717	—
Cost of goods sold	(1,052)	—	(1,897)	—
Operating expenses	(2,122)	—	(3,924)	—
Non-operating income	1,261	—	827	—
Subtotal - Constant currency F/X adjustments	3,568	—	4,723	—

Amortization of acquisition-related intangible assets:
Cost of goods sold	114	114	229	229
Operating expenses	274	274	547	547
Subtotal - Amortization of acquisition-related intangible assets	388	388	776	776

Litigation awards, damages and defense costs:
Operating expenses	—	—	—	(8,010)

Tax impact of above items	(250)	(88)	(124)	2,300

Total non-GAAP adjustments	3,706	300	5,375	(4,934)

Non-GAAP net income attributable to Masimo Corporation stockholders	$23,057	$14,102	$45,249	$31,500

Net income per diluted share attributable to Masimo Corporation stockholders:
GAAP net income per diluted share	$0.36	$0.24	$0.74	$0.63
Non-GAAP Adjustments per diluted share	0.07	0.01	0.10	(0.08)
Non-GAAP net income per diluted share	$0.43	$0.25	$0.84	$0.55

RECONCILIATION OF GAAP TO NON-GAAP EPS GUIDANCE:
Fiscal Year Ending
January 2, 2016
GAAP EPS guidance	$1.43
Constant currency F/X adjustments	0.16
Amortization of acquisition-related intangible assets	0.03
Litigation awards, damages and defense costs	—
Tax impact of above items	(0.01)
Total non-GAAP EPS adjustments	0.18
Non-GAAP EPS guidance	$1.61

Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP). The non-GAAP financial measures presented exclude the items summarized in the above table that are more fully described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results and that these items are not indicative of the company’s on-going core operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the company’s business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the company may be different from the non-GAAP financial measures used by other companies.
The company has presented the following non-GAAP measures on a basis consistent with its historical presentation, to assist investors in understanding the company’s core net operating results on an on-going basis: (i) non-GAAP product revenue, (ii) non-GAAP gross profit, (iii) non-GAAP operating expenses, (iv) non-GAAP non-operating income (expense); (vi) non-GAAP net income attributable to Masimo Corporation stockholders, and (vii) non-GAAP net income per diluted share attributable to Masimo Corporation stockholders. These non-GAAP financial measures may also assist investors in making comparisons of the company’s core operating results with those of other companies. Management believes non-GAAP product revenue, non-GAAP gross profit, non-GAAP net income attributable to Masimo Corporation stockholders and non-GAAP net income per diluted share attributable to Masimo Corporation stockholders are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business.
The non-GAAP financial measures reflect adjustments for the following items, as well as the related income tax effects thereof:
Constant currency F/X adjustments. Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. Similarly, certain of our product costs and operating expenses, and the related balance sheet payables and accruals, are denominated in foreign currencies other than the U.S. Dollar. These foreign currency revenues, costs and expenses, receivables, payables and accruals, when converted into U.S. Dollars, can vary significantly from period to period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues, costs and expenses, receivables, payables and accruals by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and these related constant currency and other foreign exchange adjustments will continue to occur in future periods.
Amortization of acquisition-related intangibles. Amortization of intangibles generally represents costs incurred by an acquired company or other third party to build value prior to our acquisition of the intangible assets. As such, it is effectively part of the transaction costs of the acquisition rather than ongoing costs of operating our core business. As a result, we believe that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Amortization of intangibles will recur in future periods.
Litigation awards, damages and defense costs. In connection with litigation proceedings arising in the course of our business, we have previously recorded expenses as a defendant in such proceedings in the form of damages and directly-related legal fees, as well as reversals of such damages and directly-related legal fee expenses upon a court vacating a prior award against us. In addition, we have also previously recorded recoveries of damages and directly-related legal fees as a plaintiff in litigation proceedings. We believe that exclusion of these expenses, expense reversals and recoveries is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that these expenses, expense reversals and recoveries are generally unrelated to our core business and/or infrequent in nature.
Lease termination exit costs. The effects of lease termination exits costs are excluded resulting from the purchase of the New Hampshire manufacturing facility that Masimo previous leased.

Reconciliations between the GAAP and non-GAAP amounts for each financial statement line item are as follows:

RECONCILIATION OF GAAP PRODUCT REVENUE TO NON-GAAP PRODUCT REVENUE:
	Three Months Ended		Six Months Ended
	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014
GAAP product revenue	$147,612	$133,493	$294,969	$265,725

Non-GAAP adjustments
Constant currency F/X adjustments	5,481	—	9,717	—
Total non-GAAP product revenue adjustments	5,481	—	9,717	—

Non-GAAP product revenue	$153,093	$133,493	$304,686	$265,725

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT:
	Three Months Ended		Six Months Ended
	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014
GAAP gross profit	$102,901	$93,095	$206,006	$185,396
GAAP product gross profit %	64.2%	64.2%	64.7%	64.1%
GAAP total gross profit %	66.1%	66.1%	66.4%	66.0%

Non-GAAP adjustments
Constant currency F/X adjustments	4,429	—	7,820	—
Amortization of acquisition-related intangible assets	114	114	229	229
Total non-GAAP gross profit adjustments	4,543	114	8,049	229

Non-GAAP gross profit	$107,444	$93,209	$214,055	$185,625
Non-GAAP product gross profit %	64.9%	64.3%	65.2%	64.2%
Non-GAAP total gross profit %	66.7%	66.1%	66.9%	66.1%

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES:
	Three Months Ended		Six Months Ended
	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014
GAAP operating expenses	$75,060	$74,690	$150,788	$136,798

Non-GAAP adjustments
Constant currency F/X adjustments	2,122	—	3,924	—
Amortization of acquisition-related intangible assets	(274)	(274)	(547)	(547)
Litigation awards, damages and defense costs	—	—	—	8,010
Total non-GAAP operating expenses adjustments	1,848	(274)	3,377	7,463

Non-GAAP operating expenses	$76,908	$74,416	$154,165	$144,261

RECONCILIATION OF GAAP NON-OPERATING INCOME TO NON-GAAP NON-OPERATING INCOME:
	Three Months Ended		Six Months Ended
	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014
GAAP non-operating income (expense)	(1,125)	323	(972)	523

Non-GAAP adjustments
Constant currency F/X adjustments	1,261	—	827	—
Total non-GAAP non-operating income adjustments	1,261	—	827	—

Non-GAAP non-operating income (expense)	$136	$323	$(145)	$523

RECONCILIATION OF GAAP NET INCOME PER DILUTED SHARE TO NON-GAAP NET INCOME PER DILUTED SHARE:
	Three Months Ended		Six Months Ended
	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014
GAAP net income per diluted share attributable to Masimo Corporation stockholders	$0.36	$0.24	$0.74	$0.63

Non-GAAP adjustments
Constant currency F/X adjustments	0.07	—	0.09	—
Amortization of acquisition-related intangible assets	0.01	0.01	0.01	0.01
Litigation awards, damages and defense costs	—	—	—	(0.13)
Tax impact of above items	(0.01)	—	—	0.04
Total non-GAAP net income per diluted share adjustments	0.07	0.01	0.10	(0.08)

Non-GAAP net income per diluted share attributable to Masimo Corporation stockholders	$0.43	$0.25	$0.84	$0.55